SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials
☒ Soliciting Material Under Rule 14a-12

Classic Vacation Group, Inc.

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: Not applicable.
(2) Aggregate number of securities to which transaction applies: Not applicable.
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
(4) Proposed maximum aggregate value of transaction: Not applicable.
(5) Total fee paid: Not applicable.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid: Not applicable.
(2) Form, Schedule or Registration Statement No.: Not applicable.
(3) Filing Party: Not applicable.
(4) Date Filed: Not applicable.

     On February 4th, 2002, Classic Vacation Group, Inc. issued the following press release:

For immediate release

Contact:	Debbie Lundquist	Jerry Daly, Carol McCune (Media)
	Chief Financial Officer	Daly Gray Public Relations
	Classic Vacation Group	(703) 435-6293
(408) 882-8455

Classic Vacation Group Files Preliminary Proxy Statement
For Special Shareholders Meeting

     SAN JOSE, Calif., February 4, 2002—Classic Vacation Group, Inc. (AMEX: CLV), a value-added provider of customized vacation products, today said that it has filed with the SEC a preliminary proxy statement on Schedule 14A, announcing a special meeting of CLV’s shareholders in connection with the recently announced sale of substantially all of the assets and the liabilities of its Classic Custom Vacations subsidiary to Expedia, Inc. (Nasdaq: EXPE). The meeting is being convened to approve the sale and to approve the also previously announced plan to liquidate the company. The date of the special meeting has not yet been determined.

     The preliminary proxy statement states that, following the liquidation of the company, shareholders may receive a liquidating distribution estimated by management to be between 11 and 25 cents per share. This payment is in addition to the payments totaling $0.26 being made to CLV’s public shareholders by Three Cities Research, Inc. (TCR), the company’s principal note holder, and Thayer Equity Investors III, L.P. (Thayer), the company’s principal shareholder. It is anticipated that the $0.26 will be mailed to CLV shareholders by early April.

     The liquidation will begin after the closing of the sale of Classic Custom Vacations to Expedia in mid- to late-March and will take at least six months to complete. There can be no assurance that the estimated liquidation distribution amounts will be realized since realization is dependent upon a number of factors beyond the company’s control. Furthermore, the company cannot assure that any liquidation proceeds will be available for distribution.

     When the proxy is finalized and the meeting date is established, copies of the definitive proxy statement will be mailed to all shareholders.

     This press release includes “forward-looking statements” that are qualified by cautionary statements contained herein and in Classic Vacation Group’s filings with the Securities and Exchange Commission.

     STOCKHOLDERS OF CLASSIC VACATION GROUP, INC. AND OTHER INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS PRESENTLY ON FILE WITH THE SEC AND THE DEFINITIVE PROXY STATEMENT WILL BE FILED WITH THE SEC AND MAILED TO ALL STOCKHOLDERS AT A LATER DATE. INVESTORS AND STOCKHOLDERS MAY OBTAIN A FREE COPY OF THE PRELIMINARY PROXY STATEMENT NOW AND A FREE COPY OF THE DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) AS WELL AS OTHER DOCUMENTS FILED BY CLASSIC VACATION GROUP, INC. WITH THE SEC AT THE SEC’S WEBSITE AT WWW.SEC.GOV. The proxy statement may also be obtained from Classic Vacation Group, Inc. by contacting Joseph Grabow at Classic Vacation Group, Inc., One North First St., Suite 300, San Jose, California 95113 (408) 882-8455

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Classic Vacation Group, Inc. and its officers and directors may be deemed to be participants in the solicitation of proxies from Classic Vacation Group, Inc.’s stockholders in favor of the proposal set forth in the proxy statement. Information concerning the participants is set forth in the preliminary proxy statement on file with the SEC and will be included in the definitive proxy statement which will be filed with the SEC and disseminated to Classic Vacation Group, Inc.’s stockholders.